Exhibit 99.1

Press Release dated January 28, 2010 with respect to financial results.

GREAT NORTHERN IRON ORE PROPERTIES

W-1290 First National Bank Building

332 Minnesota Street

Saint Paul, MN  55101-1361

(651) 224-2385

FAX (651) 224-2387

www.gniop.com

GNI

(CUSIP NO. 391064102)

Date:   January 28, 2010

FOR IMMEDIATE RELEASE

The Trustees of Great Northern Iron Ore Properties (GNI) report the following financial information:

Fourth Quarter ended December 31:

	2009	2008
Revenues	$3,853,621	$7,660,932
Net Income	2,951,052	6,826,706
Basic & Diluted Earnings per Share	1.97	4.55

Year ended December 31:
	2009	2008
Revenues	$14,826,943	$20,775,408
Net Income	11,448,504	17,632,148
Basic & Diluted Earnings per Share	7.63	11.75

GNI, St. Paul, Minnesota, owns mineral and nonmineral lands on the Mesabi Iron Range of Minnesota.  Income is mainly derived from royalties on iron ore minerals (principally taconite) mined from these properties which are under lease to major steel producers.

/s/ Joseph S. Micallef
President of the Trustees
and Chief Executive Officer